FORM 10f-3  FUND:  REGIONAL FINANCIAL
                   ------------------

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures

1.  Issuer:  General Acceptance  G. ACC          368749107
             ---------------------------------------------

2.  Date of Purchase: April 6, 1995 3.  Date offering commenced:  April 6. 1995
                      -------------                               -------------

4.  Underwriters from whom purchased:  William Blair
                                       -------------

5.  "Affiliated Underwriter" managing or participating in syndicate:
    PaineWebber
    -----------

6.  Aggregate principal amount of purchase: $85,000.00
                                            ----------

7.  Aggregate principal amount of offering: $28,900,000.00
                                            --------------

8.  Purchase price (net of fees and expenses): $17.00
                                               ------

9.  Initial public offering price: $17.00
                                   ------

10. Commission, spread or profit:            %    $  0.64
                                   -----------    -------

11. Have the following conditions been satisfied?         YES    NO
                                                          ---    --
    a.  The securities are part of an issue registered
        under the Securities Act of 1933 which is being
        offered to the public or are "municipal
        securities" as defined in Section 3(a)(29) of
        the Securities Exchange Act of 1934.               X
                                                          ---    ---

    b.  The securities were purchased  prior to the
        end of the first full business day of the
        offering at not more than the initial offering
        price (or, if a rights offering, the securities
        were  purchased on or before the fourth day
        preceding the day on which the offering
        terminated).                                       X
                                                          ---    ---

    c.  The underwriting was a firm commitment
        underwriting.                                      X
                                                          ---    ---

    d.  The commission, spread or profit was reasonable
        and fair in relation to that being received by
        others for underwriting similar securities during
        the same period.                                   X
                                                          ---    ---

    e.  (1)  If securities are registered under the
        Securities Act of 1933, the issuer of the
        securities and its predecessor have been in
        continuous operation for not less than three
        years.                                             X

                                                          ---    ---
        (2)   If securities are municipal  securities,
        the issue of securities has received an
        investment grade rating from  a nationally
        recognized statistical  rating organization or,
                                                    --
        if the issuer or entity supplying the  revenues
        from which the issue is to be paid shall have
        been in  continuous operation for less than three
        years (including any predecessor), the issue has
        received one of the three  highest ratings from
        at least one such rating organization.             X
                                                          ---    ---

    f.  The amount of such securities purchased by all
        of the investment companies advised by Mitchell
        Hutchins did not exceed 4% of the principal
        amount of the offering or $500,000 in principal
        amount, whichever is greater, provided that in
                                      --------
        no event did such amount exceed 10% of the
        principal amount of the offering.                  X
                                                          ---    ---

    g.  The purchase price was less than 3% of the Fund's
        total assets.                                      X
                                                          ---    ---

    h.  No Affiliated Underwriter was a direct or
        indirect participant in or beneficiary of the sale
        or, with respect to municipal securities, no
        purchases were designated as group sales or
        otherwise allocated to the account of any
        Affiliated Underwriter.                            X
                                                          ---    ---


Approved:_________________    Date:____________________

FORM 10f-3  FUND:  REGIONAL FINANCIAL
                   ------------------

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures

1.  Issuer:  Transaction Systems     TSAI    #893416107
             ------------------------------------------

2.  Date of Purchase:February 23, 1995 3. Date offerig commenced:
                     -----------------
    February23, 1995
    ----------------

4.  Underwriters from whom purchased:  Goldman Sachs,   Alex Brown
                                       ---------------------------

5.  "Affiliated Underwriter" managing or participating in syndicate:
    PaineWebber
    -----------

6.  Aggregate principal amount of purchase: $112,500.00
                                            -----------

7.  Aggregate principal amount of offering: $41,250,000.00
                                            --------------

8.  Purchase price (net of fees and expenses): $15.00
                                               ------

9.  Initial public offering price: $15.00
                                   ------

10. Commission, spread or profit:            %    $  0.60
                                   -----------    -------

11. Have the following conditions been satisfied?         YES    NO
                                                          ---    --
    a.  The securities are part of an issue registered
        under the Securities Act of 1933 which is being
        offered to the public or are "municipal
        securities" as defined in Section 3(a)(29) of
        the Securities Exchange Act of 1934.               X
                                                          ---    ---

    b.  The securities were purchased  prior to the
        end of the first full business day of the
        offering at not more than the initial offering
        price (or, if a rights offering, the securities
        were  purchased on or before the fourth day
        preceding the day on which the offering
        terminated).                                       X
                                                          ---    ---

    c.  The underwriting was a firm commitment
        underwriting.                                      X
                                                          ---    ---

    d.  The commission, spread or profit was reasonable
        and fair in relation to that being received by
        others for underwriting similar securities during
        the same period.                                   X
                                                          ---    ---

    e.  (1)  If securities are registered under the
        Securities Act of 1933, the issuer of the
        securities and its predecessor have been in
        continuous operation for not less than three
        years.                                             X

                                                          ---    ---
        (2)   If securities are municipal  securities,
        the issue of securities has received an
        investment grade rating from  a nationally
        recognized statistical  rating organization or,
                                                    --
        if the issuer or entity supplying the  revenues
        from which the issue is to be paid shall have
        been in  continuous operation for less than three
        years (including any predecessor), the issue has
        received one of the three  highest ratings from
        at least one such rating organization.             X
                                                          ---    ---

    f.  The amount of such securities purchased by all
        of the investment companies advised by Mitchell
        Hutchins did not exceed 4% of the principal
        amount of the offering or $500,000 in principal
        amount, whichever is greater, provided that in
                                      --------
        no event did such amount exceed 10% of the
        principal amount of the offering.                  X
                                                          ---    ---

    g.  The purchase price was less than 3% of the Fund's
        total assets.                                      X
                                                          ---    ---

    h.  No Affiliated Underwriter was a direct or
        indirect participant in or beneficiary of the sale
        or, with respect to municipal securities, no
        purchases were designated as group sales or
        otherwise allocated to the account of any
        Affiliated Underwriter.                            X
                                                          ---    ---


Approved:_________________    Date:____________________